UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): May 8, 2000


                              PremierWest Bancorp
            ------------------------------------------------------
            (Exact Name of Registrant as specified in its charter)


    Oregon                          333-96209                  93-1282171
-----------------                 -------------            -------------------
(State or other                    (Commission                (IRS Employer
jurisdiction                       File Number)             Identification No.
of incorporation)

                1455 East McAndrews Rd, Medford, Oregon 97504
                ----------------------------------------------
                Address of Principal Executive Office Zip Code


Registrant's telephone number including area code: 541-618-6003


(Former name or former address, if changed since last report):


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Item 2.  Acquisition or disposition of Assets.

Pursuant to an Agreement and Plan of Merger and Share Exchange, dated October 7, 1999 and amended as of December 14, 1999, the registrant acquired all of the outstanding shares of common stock of Bank of Southern Oregon, an Oregon state-chartered bank located in Medford, Oregon, in a reorganization of the Bank of Southern Oregon as a subsidiary of the registrant. In a related transaction pursuant to the same Agreement and Plan of Merger and Share Exchange, United Bancorp, an Oregon bank holding company located in Roseburg, Oregon, merged with and into the registrant, with the registrant being the surviving corporation. Immediately following the merger of United Bancorp with the registrant and the reorganization of Bank of Southern Oregon, United Bancorp's wholly-owned subsidiary bank, Douglas National Bank was merged into Bank of Southern Oregon, with Bank of Southern Oregon as the resultant bank under the name "PremierWest Bank." All of the transactions were consummated as of the close of business on May 8, 2000, and resulted in the issuance of an aggregate of 8,573,533 shares of PremierWest common stock.

Under the terms of the Agreement and Plan of Merger and Share Exchange, the reorganization of Bank of Southern Oregon was accomplished by means of a statutory share exchange, pursuant to which each outstanding share of Bank of Southern Oregon common stock was acquired by PremierWest Bancorp in exchange for one newly issued share of PremierWest Bancorp's common stock. The shares of PremierWest Bancorp common stock held by Bank of Southern Oregon were cancelled as part of the reorganization. As a result of the share exchange, PremierWest Bancorp became the sole shareholder of Bank of Southern Oregon, and shareholders of Bank of Southern Oregon became shareholders of PremierWest Bancorp.

In the merger of United Bancorp with and into the registrant, shareholders of United Bancorp received 1.971 shares of PremierWest Bancorp common stock for each share of United Bancorp common stock. United Bancorp shareholders received cash in lieu of fractional shares of PremierWest Bancorp common stock, based on the average closing bid and ask prices of Bank of Southern Oregon common stock over a period of 5 trading days prior to closing of the transaction, which amounted to $5.91 per full share amount.

Shareholders of Bank of Southern Oregon and United Bancorp who dissented from the proposed transaction and who properly perfected their dissenters' rights under Oregon law would be entitled to cash in lieu of PremierWest Bancorp stock. No shareholders have exercised their statutory dissenters' rights.


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Item 7.  Financial Statements and Exhibits

     (a)  Financial statements.

          The financial statements called for by this item will be filed by amendment to this report on Form 8-K not later than July 22, 2000.

     (b)  Exhibits.

          The following  exhibits are filed herewith and this  constitutes the exhibit index:

Exhibit

2. Agreement and Plan of Merger and Share Exchange dated as of October 7, 1999, amended as of December 14, 1999, by and among Bank of Southern
     Oregon, PremierWest Bancorp, United Bancorp and Douglas National Bank, incorporated by reference to the registrant's registration statement on Form S-4, SEC File No. 333-96209, as declared effective by the Commission on April 4, 2000.



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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PREMIERWEST BANCORP (Registrant)

Date: May 18, 2000               By:  /s/ Bruce R. McKee
                                      ---------------------------------------
                                      Bruce R. McKee, Vice President and
                                        Chief Financial Officer